EXHIBIT 99.1

CB Financial Services, Inc.
Announces Third Quarter and Year-to-Date 2022 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., October 27, 2022 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its third quarter and year-to-date 2022 financial results.

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$3,929	$118	$3,047	$6,965	$1,983	$7,094	$4,605
Non-Recurring Items	(310)	157	12	(4,122)	(17)	(141)	3,070
Adjusted Net Income (Non-GAAP) (1)	$3,619	$275	$3,059	$2,843	$1,966	$6,953	$7,675

Earnings per Common Share - Diluted (GAAP)	$0.77	$0.02	$0.58	$1.31	$0.37	$1.37	$0.85
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.71	$0.05	$0.59	$0.53	$0.36	$1.35	$1.42
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted in this Press Release.
2022 Third Quarter Financial Highlights
(Comparisons to three months ended September 30, 2021 unless otherwise noted)
•Net income was $3.9 million, compared to net income of $2.0 million. Current period results were driven by net Interest Margin expansion coupled with a reduction of noninterest expense of $946,000 for the three months ended September 30, 2022 compared to the three months ended September 30, 2021.
◦Adjusted net income (Non-GAAP) was $3.6 million, compared to $2.0 million.
•Earnings per diluted common share (EPS) increased to $0.77 from $0.37.
◦Adjusted earnings per common share - diluted (Non-GAAP) was $0.71, compared to $0.36.
•Return on average assets (annualized) of 1.12%, compared to average assets (annualized) of 0.54%.
◦Adjusted return on average assets (annualized) (Non-GAAP) of 1.03%, compared to 0.53%.
•Return on average equity (annualized) of 13.60%, compared to 5.93% (annualized).
◦Adjusted return on average equity (annualized) (Non-GAAP) of 12.53%, compared to 5.88%.
•Net interest margin (NIM) improved to 3.29% from 2.88%.
•Net interest and dividend income was $11.0 million, compared to $10.0 million.
•Noninterest income increased to $2.7 million, compared to $2.2 million. The most significant changes in noninterest income were a $439,000 gain recognized as a result of the sale of assets of two former branch locations that were part of our consolidation measures and an increase of $174,000 in insurance commissions. The increase in insurance commissions was primarily driven by contingency income which resulted from the higher than lock-in amounts received and core business including commercial and personal insurance lines.

(Amounts at September 30, 2022; comparisons to December 31, 2021, unless otherwise noted)
•Total loans, including Payroll Protection Program (“PPP”) loans, were $1.04 billion, an increase of $22.1 million from $1.02 billion.
◦Total loans held for investment, excluding PPP loans, increased $45.9 million, or 6.1% annualized, to $1.04 billion compared to $996.3 million, and included increases of $28.5 million, or 31.1% annualized, in consumer loans, and $40.4 million, or 13.8% annualized, growth in commercial real estate loans, partially offset by decreases of $35.5 million in construction real estate and $26.8 million in commercial and industrial loans. Compared to September 30, 2021, loans held for investment, excluding PPP loans, increased $73.3 million, or 7.6%, primarily from increases of $52.9 million in commercial real estate loans and $38.5 million in consumer

EXHIBIT 99.1

loans as noted above, partially offset by decreases of $28.6 million in construction real estate loans and $40.2 million in commercial and industrial loans.
•Nonperforming loans to total loans was 0.56%, a decrease of 15 basis points (“bps”), compared to 0.71%.
•Total deposits were $1.28 billion, an increase of $49.2 million, compared to $1.23 billion.
•Total assets remained level at $1.43 billion.
•Book value per share was $20.94, compared to $22.18 as of June 30, 2022 and $25.31 as of December 31, 2021.
◦Tangible book value per share (Non-GAAP) decreased to $18.25, compared to $19.43 as of June 30, 2022 and $22.45 as of December 31, 2021, reflecting impact to Accumulated Other Comprehensive Income from unrealized losses on securities portfolios.

Management Commentary
President and CEO John H. Montgomery stated, “We delivered solid third quarter results, driven by continued growth in our loan portfolio coupled with expanded margins and expense control. Rising interest rates underpinned a 17 basis point expansion of our net interest margin compared with the second quarter and a 41 basis point improvement from the year-ago quarter. Noninterest expense continued to run at levels well below last year’s amounts due to the optimization efforts we undertook during 2021. As a result, our Adjusted Efficiency Ratio during the third quarter was 63.0%, compared with 77.3% a year ago. While the Federal Reserve has made it clear they will accept a recession in order to control inflation, we continue to believe the southwestern Pennsylvania market in which we operate possesses a variety of demographic attributes that have muted economic volatility in the past. In addition, we have a veteran credit team with successful experience underwriting through the last recession.”

Mr. Montgomery continued, “We remain focused on growing our business and have continued to make targeted additions to our team to do so. During the third quarter we added a business banking team and are also in the process of adding to our commercial banking team. We are very excited to have these new team members come aboard and look forward to their contributions. Continuing our commitment to CB shareholders, we repurchased 30,271 shares during the third quarter under the current $10.0 million share repurchase program announced last quarter, in addition to payment of our regular quarterly dividend of $0.24 per share. We remain well-capitalized with the ability to support growth along with these shareholder-friendly actions.”

Dividend Information
The Company’s Board of Directors has declared a $0.24 quarterly cash dividend per outstanding share of common stock, payable on or about November 30, 2022, to stockholders of record as of the close of business on November 18, 2022.

Stock Repurchase Program
On April 21, 2022, CB announced a program to repurchase up to $10.0 million of the Company’s outstanding shares of common stock. Based on the Company’s closing stock price on October 19, 2022, the repurchase program, if fully completed, would encompass 461,463 shares, or approximately 9.1% of the shares currently outstanding.

2022 Third Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $1.0 million, or 10.0%, to $11.0 million for the three months ended September 30, 2022 compared to $10.0 million for the three months ended September 30, 2021.
•Net interest margin (GAAP) increased to 3.29% for the three months ended September 30, 2022 compared to 2.88% for the three months ended September 30, 2021. Fully Tax Equivalent (“FTE”) Net interest margin (Non-GAAP) increased 41 bps to 3.30% for the three months ended September 30, 2022 compared to 2.89% for the three months ended September 30, 2021.
•Interest and dividend income increased $1.5 million, or 13.9%, to $12.3 million for the three months ended September 30, 2022 compared to $10.8 million for the three months ended September 30, 2021.
◦Interest income on loans increased $1.1 million, or 11.3%, to $10.8 million for the three months ended September 30, 2022 compared to $9.7 million for the three months ended September 30, 2021. The average balance of loans increased $19.9 million to $1.02 billion from $1.00 billion and the average yield increased 35 bps to 4.20% compared to 3.85%. Interest and fee income on PPP loans was $123,000 for the three months ended September 30, 2022 and contributed 4 bps to loan yield, compared to $484,000 for the three months ended September 30, 2021, which contributed 4 bps to loan yield. The impact of the accretion of the credit mark on acquired loan portfolios was $47,000 for the three months ended September 30, 2022 compared to $94,000 for the three months ended September 30, 2021, or 2 bps in the current period compared to 4 bps in the prior period.

◦Interest income on taxable investment securities increased $142,000, or 16.8%, to $985,000 for the three months ended September 30, 2022 compared to $843,000 for the three months ended September 30, 2021 driven by a $24.3 million increase in average balance partially coupled with a 6 bps increase in average yield.
•Interest expense increased $496,000, or 63.9%, to $1.3 million for the three months ended September 30, 2022 compared to $776,000 for the three months ended September 30, 2021.
◦Interest expense on deposits increased $364,000, or 50.9%, to $1.1 million for the three months ended September 30, 2022 compared to $715,000 for the three months ended September 30, 2021. While average interest-earning deposit balances decreased $51.7 million, or 5.8%, to $842.4 million as of September 30, 2022 compared to $894.0 million as of September 30, 2021 , rising interest rates led to the repricing of higher-cost demand and money market deposits and resulted in a 19 bps, or 59.9%, increase in average cost compared to the three months ended September 30, 2021. In addition, the average balance of time deposits and the related average cost decreased $45.2 million and 11 bps, respectively. These decreases are partially offset by an increase in average other borrowings of $11.6 million or 193.7% to $17.6 million as of September 30, 2022 compared to $6.0 million as of September 30, 2021, which was driven by an increase in subordinated debt balance.
Provision for Loan Losses
There was no provision for loan losses for the three months ended September 30, 2022 or for the three months ended September 30, 2021.

Noninterest income
Noninterest income increased $541,000, or 24.6%, to $2.7 million for the three months ended September 30, 2022, compared to $2.2 million for the three months ended September 30, 2021. The increase was largely due to a gain of $439,000 on the disposal of fixed assets during the three months ended September 30, 2022 due to the sale of the land and buildings of the former Pioneer and Bellaire bank branches. During the quarter, the Bank also recorded a $174,000 increase in insurance commissions. The increase in insurance commissions was primarily driven by contingency income which resulted from the higher than lock-in amounts received and core business including commercial and personal insurance lines. In addition, net gain on sale of loans decreased $49,000 as there were no loans sold during the three months ended September 30, 2022.

Noninterest Expense
Noninterest expense decreased $946,000, or 9.7%, to $8.8 million for the three months ended September 30, 2022 compared to $9.8 million for the three months ended September 30, 2021. Salaries and benefits decreased $48,000 and contracted services decreased $1.2 million to $288,000 for the three months ended September 30, 2022 compared to $1.4 million for the three months ended September 30, 2021. This was a result of branch optimization initiatives completed in the prior year. These decreases were partially offset by an increase in occupancy expenses of $153,000.

Statement of Financial Condition Review

Assets
Total assets increased $441,000, or 0.03%, to $1.43 billion at both September 30, 2022, and December 31, 2021.
•Cash and due from banks increased $3.1 million, or 2.6%, to $122.8 million at September 30, 2022, compared to $119.7 million at December 31, 2021. The change is primarily due to an increase in deposits as further described below in the Liabilities section.
•Securities decreased $31.1 million, or 13.8%, to $193.8 million at September 30, 2022, compared to $225.0 million at December 31, 2021. Current period activity included $26.8 million of purchases, ~~a~~nd $24.9 million of pay downs. The purchases were made to earn a higher yield on excess cash. In addition, there was a $32.8 million decrease in the market value of the debt securities portfolio, primarily due to the increase in market interest rates, and a $252,000 decline in market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Payroll Protection Program Update
•PPP loans decreased $23.8 million to $768,000 at September 30, 2022 compared to $24.5 million at December 31, 2021.
•$27,000 of net PPP loan origination fees were unearned at September 30, 2022 compared to $678,000 at December 31, 2021. $117,000 of net PPP loan origination fees were earned in the three months ended September 30, 2022 compared to $130,000 for the three months ended June 30, 2022.

Loans and Credit Quality
•Total loans held for investment increased $22.1 million, or 2.17%, to $1.04 billion at September 30, 2022 compared to $1.02 billion at December 31, 2021. Excluding the net decline of $23.8 million in PPP loans in the current period, loans increased $45.9 million.
•The allowance for loan losses was $12.9 million at September 30, 2022 and $11.6 million at December 31, 2021. As a result, the allowance for loan losses to total loans was 1.23% at September 30, 2022 compared to 1.13% at December 31, 2021. The allowance for loan losses to total loans, excluding PPP loans, was 1.23% at September 30, 2022 compared to 1.16% at December 31, 2021. The change in the allowance for loan losses was primarily due to adjustments to historical loss factors and changes in qualitative factors in particular economic and industry conditions since December 31, 2021.
•Net recoveries for the three months ended September 30, 2022 were $21,000, or 0.01% of average loans on an annualized basis. Net recoveries for the three months ended September 30, 2021 were $37,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the nine months ended September 30, 2022 were $2.5 million, or 0.33% of average loans on an annualized basis. Net recoveries for the nine months ended September 30, 2021 were $10,000, and had an immaterial effect on ratios for the period.
•Nonperforming loans, which includes nonaccrual loans, accruing loans past due 90 days or more, and accruing loans that are considered troubled debt restructurings, were $5.9 million at September 30, 2022 compared to $7.3 million at December 31, 2021. Current nonperforming loans to total loans ratio was 0.56% compared to 0.71% at December 31, 2021.
Other
•Intangible assets decreased $1.3 million, or 24.6%, to $4.0 million at September 30, 2022 compared to $5.3 million at December 31, 2021 due to amortization expense recognized during the period.
•Accrued interest receivable and other assets increased $8.8 million, or 68.4%; to $21.7 million at September 30, 2022, compared to $12.9 million at December 31, 2021. This change was primarily driven by deferred taxes as a result of the increase in market interest rate conditions and the corresponding decrease in the market value of the mostly fixed rate securities portfolio.
Liabilities
Total liabilities increased $26.9 million, or 2.1%, to $1.32 billion at September 30, 2022 compared to $1.29 billion at December 31, 2021.
Deposits
•Total deposits increased $49.2 million to $1.28 billion as of September 30, 2022 compared to $1.23 billion at December 31, 2021, an annualized increase of 5.3%. Interest-bearing and non interest-bearing demand deposits increased $26.2 million and $15.8 million, respectively, partially offset by a decrease in time deposits of $15.8 million. Average total deposits increased $15.4 million, primarily in both interest-bearing and non interest -bearing demand deposits for the three months ended September 30, 2022 compared to the three months ended June 30, 2022,
Borrowed Funds
•Short-term borrowings decreased $21.2 million, or 53.9%, to $18.1 million at September 30, 2022, compared to $39.3 million at December 31, 2021. At September 30, 2022 and December 31, 2021, short-term borrowings were comprised entirely of securities sold under agreements to repurchase, which are related to business deposit customers whose funds, above designated target balances, are transferred into an overnight interest-earning investment account by purchasing securities from the Bank’s investment portfolio under an agreement to repurchase. A portion of this decrease is due to accounts that were being transitioned into other deposit products and account for most of the interest-bearing demand deposit increase.
Stockholders’ Equity
Stockholders’ equity decreased $26.4 million, or 19.8%, to $106.7 million at September 30, 2022, compared to $133.1 million at December 31, 2021. Since December 31, 2021, the Company has paid $3.7 million in dividends. On February 15, 2022, the Company completed its stock repurchase program that was implemented on June 10, 2021. On April 21, 2022, a new $10 million repurchase program was authorized, with the Company repurchasing 57,710 shares at an average price of $22.51 per share since the inception of the plan. In total, the Company has repurchased $4.7 million since December 31, 2021. In addition, accumulated other comprehensive loss increased $25.7 million primarily due to the effect of rising market interest rates on the Bank’s debt securities. This was partially offset by $7.1 million of net income.
Book value per share
Book value per common share was $20.94 at September 30, 2022 compared to $25.31 at December 31, 2021, a decrease of $4.37.

Tangible book value per common share (Non-GAAP) was $18.25 at September 30, 2022, compared to $22.45 at December 31, 2021, a decrease of $4.20.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Jeremy Hellman, Vice President
The Equity Group Inc.
Phone: (212) 836-9626
Email: jhellman@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Assets
Cash and Due From Banks	$122,801	$81,121	$123,588	$119,674	$173,523
Securities	193,846	213,505	231,097	224,974	221,351
Loans Held for Sale	—	—	—	—	17,407
Loans
Real Estate:
Residential	328,248	325,138	317,254	320,798	317,373
Commercial	432,516	426,105	427,227	392,124	379,621
Construction	49,502	41,277	54,227	85,028	78,075
Commercial and Industrial
Commercial and Industrial	61,428	62,054	59,601	64,487	69,657
PPP	768	3,853	8,242	24,523	32,703
Consumer	150,615	148,921	143,422	122,152	112,087
Other	19,865	20,621	10,669	11,684	12,083
Total Loans	1,042,942	1,027,969	1,020,642	1,020,796	1,001,599
Allowance for Loan Losses	(12,854)	(12,833)	(11,595)	(11,582)	(11,581)
Loans, Net	1,030,088	1,015,136	1,009,047	1,009,214	990,018
Premises and Equipment Held for Sale	—	—	—	—	795
Premises and Equipment, Net	18,064	18,196	18,349	18,399	18,502
Bank-Owned Life Insurance	25,750	25,610	25,468	25,332	25,190
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	3,959	4,404	4,850	5,295	5,740
Accrued Interest and Other Assets	21,680	18,757	16,539	12,859	12,560
Total Assets	$1,425,920	$1,386,461	$1,438,670	$1,425,479	$1,474,818

Liabilities
Deposits Held for Sale	$—	$—	$—	$—	$102,647
Deposits
Non-Interest Bearing Demand Deposits	407,107	389,127	400,105	385,775	373,320
Interest Bearing Demand Accounts	298,755	265,347	280,455	272,518	244,004
Money Market Accounts	198,715	185,308	192,929	192,125	190,426
Savings Accounts	250,378	250,226	247,589	239,482	232,679
Time Deposits	120,879	125,182	129,235	136,713	144,727
Total Deposits	1,275,834	1,215,190	1,250,313	1,226,613	1,185,156

Short-Term Borrowings	18,108	32,178	39,219	39,266	42,623
Other Borrowings	17,627	17,618	17,607	17,601	6,000
Accrued Interest Payable and Other Liabilities	7,645	7,703	9,375	8,875	7,405
Total Liabilities	1,319,214	1,272,689	1,316,514	1,292,355	1,343,831

Stockholders’ Equity	$106,706	$113,772	$122,156	$133,124	$130,987
Total Liabilities and Stockholders’ Equity	$1,425,920	$1,386,461	$1,438,670	$1,425,479	$1,474,818

	Three Months Ended					Nine Months Ended
Selected Operating Data	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Interest and Dividend Income
Loans, Including Fees	$10,815	$9,733	$9,551	$9,904	$9,718	$30,098	$29,800
Securities:
Taxable	985	988	905	866	843	2,878	2,124
Tax-Exempt	49	57	66	66	71	172	223
Dividends	21	20	22	21	19	64	63
Other Interest and Dividend Income	417	160	72	106	135	649	384
Total Interest and Dividend Income	12,287	10,958	10,616	10,963	10,786	33,861	32,594
Interest Expense
Deposits	1,079	604	530	636	715	2,214	2,489
Short-Term Borrowings	19	18	19	26	25	56	72
Other Borrowings	174	173	174	70	36	522	112
Total Interest Expense	1,272	795	723	732	776	2,792	2,673
Net Interest and Dividend Income	11,015	10,163	9,893	10,231	10,010	31,069	29,921
Provision (Recovery) for Loan Losses	—	3,784	—	75	—	3,784	(1,200)
Net Interest and Dividend Income After Provision (Recovery) for Loan Losses	11,015	6,379	9,893	10,156	10,010	27,285	31,121
Noninterest Income:
Service Fees	544	559	526	569	602	1,629	1,762
Insurance Commissions	1,368	1,369	1,798	1,618	1,194	4,535	3,998
Other Commissions	244	179	89	90	93	512	431
Net Gain on Sales of Loans	—	—	—	977	49	—	166
Net (Loss) Gain on Securities	(46)	(199)	(7)	44	24	(252)	482
Net Gain on Purchased Tax Credits	14	14	14	17	18	43	53
Gain on Sale of Branches	—	—	—	5,203	—	—	—
Net Gain (Loss) on Disposal of Fixed Assets	439	—	(8)	—	—	431	(3)
Income from Bank-Owned Life Insurance	140	142	136	142	138	418	411
Other Income	36	41	65	29	80	143	291
Total Noninterest Income	2,739	2,105	2,613	8,689	2,198	7,459	7,591
Noninterest Expense:
Salaries and Employee Benefits	4,739	4,539	4,565	5,181	4,787	13,843	14,757
Occupancy	768	776	686	619	615	2,230	2,349
Equipment	170	182	210	252	205	561	782
Data Processing	540	446	485	488	541	1,471	1,666
FDIC Assessment	147	128	209	222	293	484	792
PA Shares Tax	240	240	240	173	224	721	714
Contracted Services	288	348	587	1,133	1,441	1,223	2,878
Legal and Professional Fees	334	389	152	206	180	876	788
Advertising	131	115	116	191	225	362	558
Other Real Estate Owned (Income)	(38)	(37)	(38)	(30)	(89)	(113)	(153)
Amortization of Intangible Assets	445	446	445	445	446	1,336	1,481
Intangible Assets and Goodwill Impairment	—	—	—	—	—	—	1,178
Writedown of Fixed Assets	—	—	—	23	2	—	2,270
Other	1,063	838	999	1,069	903	2,899	2,830
Total Noninterest Expense	8,827	8,410	8,656	9,972	9,773	25,893	32,890
Income Before Income Tax Expense (Benefit)	4,927	74	3,850	8,873	2,435	8,851	5,822
Income Tax Expense (Benefit)	998	(44)	803	1,908	452	1,757	1,217
Net Income	$3,929	$118	$3,047	$6,965	$1,983	$7,094	$4,605

	Three Months Ended					Nine Months Ended
Per Common Share Data	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Dividends Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.72	$0.72
Earnings Per Common Share - Basic	0.77	0.02	0.59	1.32	0.37	1.38	0.85
Earnings Per Common Share - Diluted	0.77	0.02	0.58	1.31	0.37	1.37	0.85
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.71	0.05	0.59	0.53	0.36	1.35	1.42

Weighted Average Common Shares Outstanding - Basic	5,106,861	5,147,846	5,198,194	5,291,795	5,373,032	5,150,632	5,412,989
Weighted Average Common Shares Outstanding - Diluted	5,118,627	5,156,975	5,220,887	5,314,537	5,390,128.31521739	5,165,376	5,420,792

	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Common Shares Outstanding	5,096,672	5,128,333	5,156,897	5,260,672	5,330,401
Book Value Per Common Share	$20.94	$22.18	$23.69	$25.31	$24.57
Tangible Book Value per Common Share (1)	18.25	19.43	20.86	22.45	21.67
Stockholders’ Equity to Assets	7.5%	8.2%	8.5%	9.3%	8.9%
Tangible Common Equity to Tangible Assets (1)	6.6	7.3	7.6	8.4	7.9

	Three Months Ended					Nine Months Ended
Selected Financial Ratios (2)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Return on Average Assets	1.12%	0.03%	0.87%	1.87%	0.54%	0.68%	0.42%
Adjusted Return on Average Assets (1)	1.03	0.08	0.87	0.76	0.53	0.66	0.70
Return on Average Equity	13.60	0.40	9.50	20.95	5.93	7.85	4.59
Adjusted Return on Average Equity (1)	12.53	0.93	9.54	8.55	5.88	7.69	7.65
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	149.41	149.03	144.48	145.09	146.78	147.64	145.56
Average Equity to Average Assets	8.20	8.49	9.14	8.93	9.03	8.61	9.19
Net Interest Rate Spread	3.10	3.00	2.98	2.85	2.77	3.03	2.80
Net Interest Rate Spread (FTE) (1)	3.11	3.01	2.99	2.86	2.78	3.04	2.81
Net Interest Margin	3.29	3.12	3.08	2.95	2.88	3.17	2.92
Net Interest Margin (FTE) (1)	3.30	3.13	3.10	2.96	2.89	3.18	2.93
Net (Recoveries) Charge-offs to Average Loans	(0.01)	1.01	(0.01)	0.03	(0.01)	0.33	—
Efficiency Ratio	64.18	68.55	69.21	52.71	80.05	67.21	87.68
Adjusted Efficiency Ratio (1)	63.02	64.18	65.88	69.73	77.27	64.33	75.92

Asset Quality Ratios	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Allowance for Loan Losses to Total Loans	1.23%	1.25%	1.14%	1.13%	1.16%
Allowance for Loan Losses to Total Loans, Excluding PPP Loans(1)	1.23	1.25	1.15	1.16	1.20
Allowance for Loan Losses to Nonperforming Loans (3)	218.61	219.89	158.88	159.40	106.18
Allowance for Loan Losses to Noncurrent Loans (4)	318.96	329.47	218.28	233.37	135.37
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.46	0.45	0.79	0.78	0.97
Nonperforming Loans to Total Loans (3)	0.56	0.57	0.72	0.71	1.09
Noncurrent Loans to Total Loans (4)	0.39	0.38	0.52	0.49	0.85
Nonperforming Assets to Total Assets (6)	0.41	0.42	0.51	0.51	0.74

Capital Ratios (7)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Common Equity Tier 1 Capital (to Risk Weighted Assets)	12.02%	11.83%	11.99%	11.95%	11.53%
Tier 1 Capital (to Risk Weighted Assets)	12.02	11.83	11.99	11.95	11.53
Total Capital (to Risk Weighted Assets)	13.27	13.08	13.20	13.18	12.77
Tier 1 Leverage (to Adjusted Total Assets)	8.51	8.33	8.19	7.76	7.38
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	September 30, 2022			June 30, 2022			March 31, 2022			December 31, 2021			September 30, 2021
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,024,363	$10,833	4.20%	$1,007,874	$9,751	3.88%	$1,009,210	$9,573	3.85%	$1,004,827	$9,927	3.92%	$1,004,474	$9,740	3.85%
Debt Securities
Taxable	222,110	985	1.77	228,315	988	1.73	215,906	905	1.68	205,328	866	1.69	197,763	843	1.71
Exempt From Federal Tax	7,998	62	3.10	9,109	73	3.21	10,195	84	3.30	10,477	84	3.21	11,647	90	3.09
Equity Securities	2,693	21	3.12	2,693	20	2.97	2,693	22	3.27	2,693	21	3.12	2,655	19	2.86
Interest Bearing Deposits at Banks	67,870	378	2.23	56,379	122	0.87	59,296	33	0.22	150,102	61	0.16	160,935	92	0.23
Other Interest-Earning Assets	2,784	39	5.56	3,235	38	4.71	3,483	39	4.54	3,475	45	5.14	3,512	43	4.86
Total Interest-Earning Assets	1,327,818	12,318	3.68	1,307,605	10,992	3.37	1,300,783	10,656	3.32	1,376,902	11,004	3.17	1,380,986	10,827	3.11
Noninterest-Earning Assets	68,796			84,323			122,288			100,607			88,291
Total Assets	$1,396,614			$1,391,928			$1,423,071			$1,477,509			$1,469,277
Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (3)	$278,412	$393	0.56%	$260,655	$111	0.17%	$276,603	$48	0.07	$278,546	$51	0.07	$275,411	$48	0.07%
Savings (3)	251,148	20	0.03	248,356	20	0.03	243,786	19	0.03	252,387	20	0.03	251,801	21	0.03
Money Market (3)	189,371	269	0.56	188,804	61	0.13	192,425	41	0.09	209,572	57	0.11	198,167	55	0.11
Time Deposits (3)	123,438	397	1.28	127,832	412	1.29	132,015	422	1.30	154,342	508	1.31	168,654	591	1.39
Total Interest-Bearing Deposits (3)	842,369	1,079	0.51	825,647	604	0.29	844,829	530	0.25	894,847	636	0.28	894,033	715	0.32
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	28,738	19	0.26	34,135	18	0.21	37,884	19	0.20	44,709	26	0.23	40,818	25	0.24
Other Borrowings	17,621	174	3.92	17,611	173	3.94	17,604	174	4.01	9,474	70	2.93	6,000	36	2.38
Total Interest-Bearing Liabilities	888,728	1,272	0.57	877,393	795	0.36	900,317	723	0.33	949,030	732	0.31	940,851	776	0.33
Noninterest-Bearing Demand Deposits	390,658			391,975			384,188			388,787			387,746
Other Liabilities	2,636			4,415			8,554			7,800			8,019
Total Liabilities	1,282,022			1,273,783			1,293,059			1,345,617			1,336,616
Stockholders' Equity	114,592			118,145			130,012			131,892			132,661
Total Liabilities and Stockholders' Equity	$1,396,614			$1,391,928			$1,423,071			$1,477,509			$1,469,277
Net Interest Income (FTE) (Non-GAAP) (4)		$11,046			$10,197			$9,933			$10,272			$10,051
Net Interest-Earning Assets (5)	439,090			430,212			400,466			427,872			440,135
Net Interest Rate Spread (FTE) (Non-GAAP) (4) (6)			3.11%			3.01%			2.99			2.86			2.78%
Net Interest Margin (FTE) (Non-GAAP) (4)(7)			3.30			3.13			3.10			2.96			2.89
PPP Loans	2,424	123	20.13	5,546	144	10.41	14,673	445	12.30	29,067	391	5.34	40,313	484	4.76
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Includes Deposits Held for Sale that were sold in December 2021.
(4)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,013,871	$30,157	3.98%	$1,017,632	$29,872	3.92%
Debt Securities
Taxable	222,132	2,878	1.73	148,718	2,124	1.90
Exempt From Federal Tax	9,093	218	3.20	12,284	282	3.06
Marketable Equity Securities	2,693	64	3.17	2,645	63	3.18
Interest Bearing Deposits at Banks	61,213	534	1.16	187,093	243	0.17
Other Interest-Earning Assets	3,165	115	4.86	3,820	141	4.93
Total Interest-Earning Assets	1,312,167	33,966	3.46	1,372,192	32,725	3.19
Noninterest-Earning Assets	91,607			87,863
Total Assets	$1,403,774			$1,460,055

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (3)	$271,897	554	0.27%	$270,136	181	0.09%
Savings (3)	247,790	58	0.03	246,340	78	0.04
Money Market (3)	190,189	371	0.26	198,408	223	0.15
Time Deposits (3)	127,732	1,231	1.29	177,690	2,007	1.51
Total Interest-Bearing Deposits (3)	837,608	2,214	0.35	892,574	2,489	0.37
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	33,553	56	0.22	43,745	72	0.22
Other Borrowings	17,612	522	3.96	6,396	112	2.34
Total Interest-Bearing Liabilities	888,773	2,792	0.42	942,715	2,673	0.38
Noninterest-Bearing Demand Deposits	388,964			374,865
Other Liabilities	5,177			8,293
Total Liabilities	1,282,914			1,325,873
Stockholders' Equity	120,860			134,182
Total Liabilities and Stockholders' Equity	$1,403,774			$1,460,055
Net Interest Income (FTE) (Non-GAAP) (4)		31,174			30,052
Net Interest-Earning Assets (5)	423,394			429,477
Net Interest Rate Spread (FTE) (Non-GAAP) (4)(6)			3.04%			2.81%
Net Interest Margin (FTE) (Non-GAAP) (4)(7)			3.18			2.93
PPP Loans	7,503	712	12.69	51,579	1,797	4.66
(1)    Annualized based on nine months ended results.
(2)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Includes Deposits Held for Sale that were sold in December 2021.
(4)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$3,929	$118	$3,047	$6,965	$1,983	$7,094	$4,605

Adjustments
Loss (Gain) on Securities	46	199	7	(44)	(24)	252	(482)
Gain on Sale of Branches	—	—	—	(5,203)	—	—	—
(Gain) Loss on Disposal of Fixed Assets	(439)	—	8	—	—	(431)	3
Tax effect	83	(42)	(3)	1,102	5	38	101

Non-Cash Charges:
Intangible Assets and Goodwill Impairment	—	—	—	—	—	—	1,178
Writedown on Fixed Assets	—	—	—	23	2	—	2,270
Tax Effect	—	—	—	—	—		—
Adjusted Net Income (Non-GAAP)	$3,619	$275	$3,059	$2,843	$1,966	$6,953	$7,675

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,118,627	5,156,975	5,220,887	5,314,537	5,390,128	5,165,376	5,420,792

Earnings per Common Share - Diluted (GAAP)	$0.77	$0.02	$0.58	$1.31	$0.37	$1.37	$0.85

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.71	$0.05	$0.59	$0.53	$0.36	$1.35	$1.42

Net Income (GAAP) (Numerator)	$3,929	$118	$3,047	$6,965	$1,983	$7,094	$4,605

Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34

Average Assets (Denominator)	1,396,614	1,391,928	1,423,071	1,477,509	1,469,277	1,403,774	1,460,055

Return on Average Assets (GAAP)	1.12%	0.03%	0.87%	1.87%	0.54%	0.68%	0.42%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,619	$275	$3,059	$2,843	$1,966	$6,953	$7,675

Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34

Average Assets (Denominator)	1,396,614	1,391,928	1,423,071	1,477,509	1,469,277	1,407,413	1,455,368

Adjusted Return on Average Assets (Non-GAAP)	1.03%	0.08%	0.87%	0.76%	0.53%	0.66%	0.70%

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$3,929	$118	$3,047	$6,965	$1,983	$7,094	$4,605

Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34

Average Equity (GAAP) (Denominator)	114,592	118,145	130,012	131,892	132,661	120,860	134,182

Return on Average Equity (GAAP)	13.60%	0.40%	9.50%	20.95%	5.93%	7.85%	4.59%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,619	$275	$3,059	$2,843	$1,966	$6,953	$7,675

Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34

Average Equity (GAAP) (Denominator)	114,592	118,145	130,012	131,892	132,661	120,860	134,182

Adjusted Return on Average Equity (Non-GAAP)	12.53%	0.93%	9.54%	8.55%	5.88%	7.69%	7.65%
Tangible book value per common share is a Non-GAAP measure and is calculated based on tangible common equity divided by period-end common shares outstanding. Tangible common equity to tangible assets is a Non-GAAP measure and is calculated based on tangible common equity divided by tangible assets. We believe these Non-GAAP measures serve as useful tools to help evaluate the strength and discipline of the Company's capital management strategies and as an additional, conservative measure of the Company’s total value.

	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,425,920	$1,386,461	$1,438,670	$1,425,479	$1,474,818
Goodwill and Intangible Assets, Net	(13,691)	(14,136)	(14,582)	(15,027)	(15,472)
Tangible Assets (Non-GAAP) (Numerator)	$1,412,229	$1,372,325	$1,424,088	$1,410,452	$1,459,346

Stockholders' Equity (GAAP)	$106,706	$113,772	$122,156	$133,124	$130,987
Goodwill and Intangible Assets, Net	(13,691)	(14,136)	(14,582)	(15,027)	(15,472)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$93,015	$99,636	$107,574	$118,097	$115,515

Stockholders’ Equity to Assets (GAAP)	7.5%	8.2%	8.5%	9.3%	8.9%
Tangible Common Equity to Tangible Assets (Non-GAAP)	6.6%	7.3%	7.6%	8.4%	7.9%

Common Shares Outstanding (Denominator)	5,096,672	5,128,333	5,156,897	5,260,672	5,330,401

Book Value per Common Share (GAAP)	$20.94	$22.18	$23.69	$25.31	$24.57
Tangible Book Value per Common Share (Non-GAAP)	$18.25	$19.43	$20.86	$22.45	$21.67

Interest income on interest-earning assets, net interest rate spread and net interest margin are presented on a fully tax-equivalent (“FTE”) basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory income tax rate of 21 percent. We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following table reconciles net interest income, net interest spread and net interest margin on a FTE basis for the periods indicated:

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$12,287	$10,958	$10,616	$10,963	$10,786	$33,861	$32,594
Adjustment to FTE Basis	31	34	40	41	41	105	131
Interest Income (FTE) (Non-GAAP)	12,318	10,992	10,656	11,004	10,827	33,966	32,725
Interest Expense (GAAP)	1,272	795	723	732	776	2,792	2,673
Net Interest Income (FTE) (Non-GAAP)	$11,046	$10,197	$9,933	$10,272	$10,051	$31,174	$30,052

Net Interest Rate Spread (GAAP)	3.10%	3.00%	2.98%	2.85%	2.77%	3.03%	2.80%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	3.11	3.01	2.99	2.86	2.78	3.04	2.81

Net Interest Margin (GAAP)	3.29%	3.12%	3.08%	2.95%	2.88%	3.17%	2.92%
Adjustment to FTE Basis	0.01	0.01	0.02	0.01	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.30	3.13	3.10	2.96	2.89	3.18	2.93

Adjusted efficiency ratio excludes the effect of certain non-recurring or non-cash items and represents adjusted noninterest expense divided by adjusted operating revenue. The Company evaluates its operational efficiency based on its adjusted efficiency ratio and believes it provides additional perspective on its ongoing performance as well as peer comparability.

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP) (Numerator)	$8,827	$8,410	$8,656	$9,972	$9,773	$25,893	$32,890

Net Interest and Dividend Income (GAAP)	$11,015	$10,163	$9,893	$10,231	$10,010	$31,069	$29,921

Noninterest Income (GAAP)	2,739	2,105	2,613	8,689	2,198	7,459	7,591
Operating Revenue (GAAP) (Denominator)	$13,754	$12,268	$12,506	$18,920	$12,208	$38,528	$37,512
Efficiency Ratio (GAAP)	64.18%	68.55%	69.21%	52.71%	80.05%	67.21%	87.68%

Noninterest Expense (GAAP)	$8,827	$8,410	$8,656	$9,972	$9,773	$25,893	$32,890
Less:
Other Real Estate Owned (Income)	(38)	(37)	(38)	(30)	(89)	(113)	(153)
Amortization of Intangible Assets	445	446	445	445	446	1,336	1,481
Intangible Assets and Goodwill Impairment	—	—	—	—	—	—	1,178
Writedown on Fixed Assets	—	—	—	23	2	—	2,270
Adjusted Noninterest Expense (Non-GAAP) (Numerator)	$8,420	$8,001	$8,249	$9,534	$9,414	$24,670	$28,114

Net Interest and Dividend Income (GAAP)	$11,015	$10,163	$9,893	$10,231	$10,010	$31,069	$29,921
Noninterest Income (GAAP)	2,739	2,105	2,613	8,689	2,198	7,459	7,591
Less:
Net (Loss) Gain on Securities	(46)	(199)	(7)	44	24	(252)	482
Gain on Sale of Branches	—	—	—	5,203	—	—	—
Net Gain (Loss) on Disposal of Fixed Assets	439	—	(8)	—	—	431	(3)
Adjusted Noninterest Income (Non-GAAP)	$2,346	$2,304	$2,628	$3,442	$2,174	$7,280	$7,112
Adjusted Operating Revenue (Non-GAAP) (Denominator)	$13,361	$12,467	$12,521	$13,673	$12,184	$38,349	$37,033
Adjusted Efficiency Ratio (Non-GAAP)	63.02%	64.18%	65.88%	69.73%	77.27%	64.33%	75.92%

Allowance for loan losses to total loans, excluding PPP loans, is a Non-GAAP measure that serves as a useful measurement to evaluate the allowance for loan losses without the impact of SBA guaranteed loans.

	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
(Dollars in thousands) (Unaudited)

Allowance for Loan Losses (Numerator)	$12,854	$12,833	$11,595	$11,582	$11,581

Total Loans	1,042,942	$1,027,969	1,020,642	$1,020,796	$1,001,599
PPP Loans	(768)	(3,853)	(8,242)	(24,523)	(32,703)
Total Loans, Excluding PPP Loans (Non-GAAP) (Denominator)	$1,042,174	$1,024,116	$1,012,400	$996,273	$968,896

Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP)	1.23%	1.25%	1.15%	1.16%	1.20%